SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MATRIA HEALTHCARE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1850 Parkway Place
Marietta, Georgia 30067

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 3, 2004

      NOTICE IS HEREBY GIVEN THAT the 2004 Annual Meeting of Stockholders of Matria Healthcare, Inc. (the “Company” or “Matria”), will be held on Thursday, June 3, 2004, at 10:30 a.m. local time at 1850 Parkway Place, Suite 600A, Marietta, Georgia 30067, for the following purposes:

(1) To elect three Class III directors of the Company for a three-year term expiring at the 2007 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

(2) To elect Wayne P. Yetter as a Class II director for the term expiring at the 2006 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

(3) To approve the Matria Healthcare, Inc. 2004 Stock Incentive Plan; and

(4) To transact such other business as properly may come before the Annual Meeting and any adjournment or postponement thereof.

      Your vote is important regardless of the number of shares you own. Each stockholder, even though he or she now plans to attend the annual meeting, is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to its exercise. Any stockholder present at the annual meeting or any adjournment or postponement thereof may revoke his or her proxy and vote personally on each matter brought before the meeting.

      I look forward to welcoming you at the meeting.

Very truly yours,

Roberta L. McCaw
Secretary

Marietta, Georgia

April 29, 2004

PROXY STATEMENT
GENERAL INFORMATION
I. ELECTION OF DIRECTORS
CLASS II NOMINEE FOR THE TERM EXPIRING IN 2006
CLASS III NOMINEES FOR THE TERM EXPIRING IN 2007
CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2006
CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 2005
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CORPORATE GOVERNANCE
BOARD COMMITTESS, ATTENDANCE AND COMMUNICATIONS WITH BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
STOCK OPTIONS
Option Grants in Last Fiscal Year
STOCK OPTION EXERCISES
Aggregated Option Exercises in Last Fiscal Year and FY — End Option Values
COMPENSATION COMMITTEE REPORT ON CORPORATE COMPENSATION
CEO COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE AND RELATED MATTERS
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
3. APPROVAL OF 2004 STOCK INCENTIVE PLAN
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSCATIONS
STOCKHOLDER PROPOSALS AT THE COMPANY’S NEXT ANNUAL MEETING OF STOCKHOLDERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ANNUAL REPORT AND FINANCIAL STATEMENTS
GENERAL

MATRIA HEALTHCARE, INC.

1850 Parkway Place
Marietta, Georgia 30067

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 3, 2004

GENERAL INFORMATION

      This proxy statement and the accompanying proxy card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of Matria Healthcare, Inc., a Delaware corporation (the “Company”), for use at the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 3, 2004 at 10:30 a.m. local time at 1850 Parkway Place, Suite 600A, Marietta, Georgia 30067, and at any adjournment or postponement thereof.

      At the Annual Meeting, stockholders will consider and vote upon proposals to elect three Class III directors and one Class II director, approve the 2004 Stock Incentive Plan, and such other matters as properly may come before the Annual Meeting. The Board unanimously urges stockholders to vote FOR the re-election of the Class III directors, FOR the election of Wayne P. Yetter as a Class II director and FOR the approval of the 2004 Stock Incentive Plan.

      It is anticipated that this proxy statement, the accompanying proxy and the 2003 Annual Report to Stockholders will first be mailed to the Company’s stockholders on or about April 30, 2004.

Record Date

      The Board of Directors has fixed the close of business on April 28, 2004 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, 10,302,034 shares of Common Stock were issued and outstanding.

Proxies

      When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the Annual Meeting and does not return the signed proxy card, such stockholder’s shares will not be voted. If a stockholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR the election of the Class II and III directors named herein and FOR the adoption of the 2004 Stock Incentive Plan. As of the date of this proxy statement, the Board of Directors does not know of any other matters that are to come before the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

      Any proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Secretary, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

      The Company will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, D. F. King & Co., Inc. will assist in the solicitation of proxies by the Company for a fee of $5,500, plus reimbursement of reasonable out-of-pocket expenses.

Quorum

      The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of the Company’s Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and shares held by a broker as nominee (i.e., in “street name”) that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from the beneficial owner of the shares (“broker non-votes”), also will be treated as present for quorum purposes.

Vote Required

      The Company’s stockholders are entitled to one vote at the Annual Meeting for each share of Common Stock held of record by them on the Record Date. The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the Class II and III directors. The affirmative vote of a majority of the shares of Common Stock having voting power, present in person or represented by proxy at the Annual Meeting, is required to approve and adopt the 2004 Stock Incentive Plan. Votes may be cast for or withheld from each nominee for Class II and Class III director, and for, against or abstain as to approval of the 2004 Stock Incentive Plan. Under applicable Delaware law, broker non-votes represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal, and abstentions will have no effect on the vote for the election of Class II and III directors. Abstentions will have the effect of a vote against approval of the 2004 Stock Incentive Plan, while broker non-votes will have no effect on the outcome of such proposals.

I.     ELECTION OF DIRECTORS

Background

      Under the Company’s Certificate of Incorporation, the Board of Directors is divided into three classes, with approximately one-third of the directors standing for election each year. The three Class III nominees for election this year are Parker H. Petit, Donald W. Weber and Morris S. Weeden. Each has consented to serve for an additional term. Wayne P. Yetter has been nominated to fill a vacancy in the Class II directors. He has consented to serve for the term expiring in 2006. If any director is unable to stand for election, the board of directors may, by resolution, provide for a lesser number of directors or designated substitute. In the latter event, shares represented by proxies may be voted for a substitute director.

      The Board of Directors recommends a vote FOR the Class II and III nominees set forth below

CLASS II NOMINEE FOR THE TERM EXPIRING IN 2006

      Wayne P. Yetter, age 58, is the founder of BioPharm Advisory, LLC. Mr. Yetter most recently served as Chairman of the Board of Directors and Chief Executive Officer of Synavant Inc., a pharmaceutical customer relationship management solutions company. From 1999 to 2000, Mr. Yetter served as Chief Operating Officer at IMS Health, Inc., which provides information services for the healthcare industry. From 1997 to 1999, he served as President and Chief Executive Officer of Novartis Pharmaceuticals Corporation. From

1994 to 1997, he served as President and Chief Executive Officer of Astra Merck, Inc. From 1991 to 1994, Mr. Yetter served as General Manager and then President of Astra Merck, a division of Merck & Co. Mr. Yetter is Chairman of the Board of Directors of Transkaryotic Therapies, Inc., and currently serves on the Board of Directors of Noven Pharmaceuticals, Inc. and Maxim Pharmaceuticals, Inc.

CLASS III NOMINEES FOR THE TERM EXPIRING IN 2007

      Parker H. Petit, age 64, has served as Chairman of the Board of the Company since the formation of the Company through the merger (the “Merger”) of Healthdyne Maternity Management, a division of Healthdyne, Inc. (“Healthdyne”) and Tokos Management Corporation on March 8, 1996 (the “Merger Date”) and as Chief Executive Officer since October 5, 2000 and as President and Chief Executive Officer from October 5, 2000 to February 22, 2003. In addition, he served as a member of the three-person Office of the President during a brief period in 1997. Mr. Petit was the founder of Healthdyne and served as its Chairman of the Board of Directors and Chief Executive Officer from 1970 until the Merger. Mr. Petit is also a director of Intelligent Systems Corp. and Logility, Inc.

      Donald W. Weber, age 67, has served as a director of the Company since May 18, 2000. Mr. Weber is a private investor. He was President and Chief Executive Officer of Viewstar Entertainment Services, Inc., a distributor of satellite entertainment systems, from August 1993 until November 1997. Prior thereto, from 1987 to 1991, he was President and Chief Executive Officer of Contel Corporation, a telecommunications supplier, which was sold in 1991 to GTE Corp.

      Morris S. Weeden, age 84, has served as a director of the Company since the Merger Date and previously served as a director of Healthdyne from 1987 until the Merger. Mr. Weeden, who is retired, was Vice Chairman — Board of Directors of Morton Thiokol Inc., a salt, chemical, household and aerospace products manufacturer, from March 1980 to December 1984. Previous positions held by Mr. Weeden include Executive Vice President of Morton Norwich Products, Inc. in charge of pharmaceutical operations, President of Morton International, a pharmaceutical division of Morton Norwich Products, Inc., and President of Bristol Laboratories, a pharmaceutical division of Bristol Myers Corp.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2006

      Frederick E. Cooper, age 62, was elected to the Board on October 22, 2002. Since January 1998, Mr. Cooper has been Chairman of Cooper Capital, LLC, a private investment firm that he founded. Prior to joining Cooper Capital, Mr. Cooper was Chairman and Chief Executive Officer of CooperSmith, Inc., a producer and distributor of baked goods, which was sold to The Earthgrains Company in January 1998. Prior thereto, Mr. Cooper served for 16 years with Flowers Industries, Inc., a Fortune 500 food company, holding the positions of President and Vice Chairman and Executive Vice President and General Counsel. Mr. Cooper is a director of Logility, Inc.

      Frederick P. Zuspan, M.D., age 82, has served as a director of the Company since the Merger Date and previously served as a director of Healthdyne from 1993 until the Merger. Dr. Zuspan, who has been a physician since 1951, has been Professor and Chairman Emeritus, Department of Obstetrics and Gynecology at the Ohio State University College of Medicine since July 1991 and Editor-in-Chief Emeritus of the American Journal of Obstetrics and Gynecology since 2003, as Editor-In Chief from 1991 to 2003, and as an editor since 1969. From 1987 to 1991 Dr. Zuspan was Professor of the Ohio State University College of Medicine and was Professor and Chairman of the Department of Obstetrics and Gynecology at the Ohio State University College of Medicine from 1975 to 1987 at the University of Chicago, Pritzker School of Medicine from 1966 to 1975, and at the Medical College of Georgia from 1960 to 1966.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 2005

      Guy W. Millner, age 67, has been a director of the Company since October 4, 2000. Mr. Millner is Chairman of AssuranceAmerica Corporation, a public non-standard auto insurance company. Until the fall of 1997, he was Chairman of Norrell Corporation, a staffing services and outsourcing firm, which he founded in 1961. He served as a director of Norrell Corporation from 1997 until July 1999, at which time Norrell Corporation merged with Spherion Corporation.

      Carl E. Sanders, age 78, has served as a director of the Company since the Merger Date and previously served as a director of Healthdyne from 1986 until the Merger. Mr. Sanders, a former governor of the State of Georgia, is Chairman of Troutman Sanders LLP, an Atlanta-based law firm that provides legal services to the Company.

      Thomas S. Stribling, age 61, has served as a director of the Company since May 18, 2000. Mr. Stribling has been President and Chief Executive Officer of Therics, Inc., a tissue engineering specialist offering a variety of orthobiologic products since May 6, 2003. From September 1, 2002 to April 30, 2003, Mr. Stribling was President and Chief Executive Officer of DermaCo, Inc., a development stage dermatology company, and was an entrepreneur and private investor from September 1999 to September 2001. From 1998 to September 1999, he was President, Chief Executive Officer and a board member of Scandipharm, Inc., a privately held pharmaceutical company. From 1997 to 1998, he was Vice Chairman and Chairman of the Advisory Board of Legacy Securities Corporation, an investment banking and securities group, and from 1994 to 1996, he was President of UCB Pharma, Inc., a division of a Belgian-based pharmaceutical company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as to the beneficial ownership of shares of the Company’s Common Stock as of April 28, 2004 by (i) all stockholders known by the Company to be the beneficial owners of more than five percent of its Common Stock, (ii) each director and nominee of the Company, (iii) each executive officer named in the “Executive Compensation” section below, and (iv) all executive officers and directors as a group. Unless otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares beneficially owned by them.

	Amount and Nature	Percent
Name of Beneficial Owner	of Beneficial Ownership(1)	of Class(2)

Safeco Corporation(3)	586,225	5.7%
Wellington Management Company, LLP(4)	991,700	9.6%
Vanguard Explorer Fund(5)	563,500	5.5%
Dimensional Fund Advisors, Inc.(6)	648,203	6.2%
FMR Corp.(7)	1,070,690	10.4%
Edward C. Johnson, III.(7)	1,070,690	10.4%
Abigail P. Johnson(7)	1,070,690	10.4%
Parker H. Petit(8)	653,494	6.3%
Thomas S. Hall(9)	38,733	—
Roberta L. McCaw(10)	26,572	—
Stephen M. Mengert(9)	6,666	—
Yvonne V. Scoggins(11)	27,812	—
Frederick E. Cooper(12)	1,250	—
Guy W. Millner(13)	17,500	—
Carl E. Sanders(14)	35,767	—
Thomas S. Stribling(15)	18,270	—
Donald W. Weber(16)	22,118	—
Morris S. Weeden (17)	28,750	—
Wayne P. Yetter	–0–	—
Frederick P. Zuspan (18)	30,379	—
All current executive officers and directors as a group (14 persons)	936,120	9.0%

 — Less than 1%

(1)	Under the rules of the Securities and Exchange Commission (the “SEC”), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security (“voting power”) or the power to dispose or to direct the disposition of such security (“investment power”). A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days as well as any securities owned by such person’s spouse, children or relatives living in the same house. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.

(2)	Based on 10,302,034 shares of Common Stock outstanding on April 28, 2004. With respect to each person or group in the table, assumes that such person or group has exercised all options, warrants and other rights to purchase Common Stock which he or she beneficially owns and which are exercisable within 60 days and that no other person has exercised any such rights.

(3)	The number of shares owned is based on information contained in a report on Schedule 13G filed with the SEC on February 4, 2004. The address of Safeco Corporation is 4333 Brooklyn Ave., N.E., Safeco Plaza, Seattle, Washington 98185.

(4)	The number of shares owned is based on information contained in a report on Schedule 13G filed with the SEC on February 13, 2004. The address of Wellington Management Company, LLP (“WMC”) is

75 State Street, Boston, Massachusetts 02109. According to its Schedule 13G, WMC, in its capacity as investment adviser, may be deemed to beneficially own 991,700 shares of the Company’s Common Stock, which shares are held of record by clients of WMC. WMC reports that it has no power to vote or direct the vote of such shares and shared power to dispose or direct the disposition of such shares, while its clients have the right to receive, or direct the receipt of, dividends from, or proceeds from the sale of, such shares.

(5)	The number of shares owned is based on information contained in a report on Schedule 13G filed with the SEC on February 3, 2004. According to its Schedule 13G, Vanguard Explorer Fund has the sole power to vote or direct the vote of such shares and shared power to dispose or direct the disposition of such shares. The address of Vanguard Explorer Fund is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)	The number of shares owned is based on information contained in a report on Schedule 13G filed with the SEC on February 6, 2004. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7)	The number of shares owned is based on information in a report on Schedule 13G filed with the SEC on April 12, 2004. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 92109. According to the 13G filed by FMR Corp., Edward C. Johnson, III, FMR Corp., through its control of Fidelity Management and Research Company, a wholly-owned subsidiary of FMR Corp. has the sole power to dispose of 604,390 shares. The Board of Trustees of Fidelity Funds has the sole voting power of these 604,850 shares owned by institutional accounts. FMR Corp. and Edward C. Johnson, III each have sole voting and investment power with respect to 438,200 shares. Members of the Edward C. Johnson, III family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson and Abigail Johnson respectively own 12.0% and 24.5% of the Class B voting stock of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a voting agreement. Members of the Johnson family may be deemed to have formed a controlling group.

(8)	Represents 535,037 shares owned by Mr. Petit, 13,125 shares held by Petit Investments Limited Partnership, 2,500 shares held by Petit Grantor Trust, 3,216 shares owned by his spouse, and 99,616 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(9)	Represents shares which are subject to purchase upon exercise of options exercisable within 60 days.

(10)	Represents 6,172 shares owned by Ms. McCaw, 500 shares held by her minor children and 19,900 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(11)	Represents 4,348 shares owned by Ms. Scoggins and 23,464 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(12)	Represents shares which are subject to purchase upon exercise of options exercisable within 60 days.

(13)	Represents 10,000 shares owned by Mr. Millner and 7,500 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(14)	Represents 10,767 shares owned by Mr. Sanders and 25,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(15)	Represents 5,770 shares owned by Mr. Stribling and 12,500 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(16)	Represents 3,750 shares owned by Mr. Weber, 9,618 shares owned by a partnership in which Mr. Weber has an interest and 8,750 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(17)	Represents 3,750 shares owned by Mr. Weeden and 25,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.

(18)	Represents 217 shares owned by Dr. Zuspan, 125 shares held by Zuspan & Associates Partnership, 3,787 shares owned by Dr. Zuspan’s spouse and 26,250 shares which are subject to purchase upon exercise of options exercisable within 60 days.

CORPORATE GOVERNANCE

      We have established corporate governance practices designed to serve the best interests of the Company and our stockholders. The Company is in compliance with the current corporate governance requirements imposed by the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing requirements of the Nasdaq National Market (“Nasdaq”). The Company has adopted a Code of Ethics that applies to all of its directors, executive officers and employees. If any waiver of this Code is granted to an executive officer or director, the waiver will be disclosed in an SEC filing on Form 8-K. The Company’s current Code of Business Conduct and charters for certain committees of the Board of Directors were filed as exhibits to the Company’s annual report on Form 10-K for the year ended December 31, 2003.

      Set forth below is information regarding the meetings of the Board of Directors during fiscal year 2003 and a description of the Board’s standing committees.

BOARD COMMITTESS, ATTENDANCE AND COMMUNICATIONS WITH

BOARD OF DIRECTORS

      In addition to an executive committee and other single purpose committees established from time to time to assist the Board of Directors with particular tasks, the Company’s Board of Directors has the following standing committees: a Compensation Committee, an Audit Committee and a Corporate Governance and Nominating Committee.

      The Compensation Committee is composed of Frederick P. Zuspan, M.D., Frederick E. Cooper and Thomas S. Stribling. All members of the Compensation Committee are independent as required by Nasdaq. The Compensation Committee is responsible for the recommendation and approval of salaries of executive officers and the review and approval of incentive plans, including stock options and related programs. The Compensation Committee held five meetings during the year ended December 31, 2003.

      The Audit Committee is composed of Donald W. Weber, Guy W. Millner and Morris S. Weeden. The Board of Directors has determined that all members of the Audit Committee are “independent” in accordance with the listing standards of the National Association of Securities Dealers (“NASD”), Nasdaq and SEC rules governing audit committees. The Board of Directors has determined that Donald W. Weber has the accounting and related financial management expertise to be an “audit committee financial expert” as that term is defined by the SEC and has designated him as the financial expert. Pursuant to its written charter, a copy of which is attached to this proxy statement as Appendix A, the Audit Committee evaluates the independence and performance of the Company’s independent accountants, handles relations with the Company’s independent accountants and evaluates the integrity of the Company’s financial reporting process and its policies and procedures relating to internal accounting functions and controls. The Audit Committee pre-approves audit and non-audit services to be performed by the Company’s independent auditors in accordance with the Sarbanes-Oxley Act of 2002 and the regulations thereunder. The Audit Committee held eleven meetings during the year ended December 31, 2003.

      The Corporate Governance and Nominating Committee (the “Governance Committee”) was established on February 20, 2003 to replace the former Nominating Committee. The Governance Committee is composed of Frederick E. Cooper, Guy W. Millner, Carl E. Sanders and Donald W. Weber. The Board of Directors has determined that all of the members of the Governance Committee are independent in accordance with the listing standards of NASD, Nasdaq and SEC rules governing governance committees. The Governance Committee identifies, screens and recommends candidates for appointment to the Board of Directors for consideration by the full Board of Directors and by the stockholders of the Company, evaluates and makes recommendations to the full Board of Directors concerning the number and accountability of Board committees and assignments to such committees, develops and recommends to the Board of Directors for its approval a set of corporate governance guidelines, periodically reviews and makes recommendations to the full Board of Directors compensation, orientation, continuing education and retirement policies for directors, and reviews issues and developments relating to corporate governance and makes recommendations related thereto to the full Board of Directors. The Governance Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing and expressly interested in serving on the Board of Directors. A stockholder wishing to propose a candidate for the Governance Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Corporate Secretary. Additional information concerning nomination procedures is included under “Corporate Governance and Nominating Committee” below. The Committee held two meetings during the year ended December 31, 2003.

      During the year ended December 31, 2003, the Board of Directors held six meetings. Each of the incumbent directors who served as directors during 2003 attended more than 75% of the total number of Board meetings and meetings of committees of which he was a member during 2003. The Board of Directors has adopted a policy that all directors on the Board of Directors are expected to attend annual meetings of its stockholders. All members of the Company’s Board of Directors at the time of the annual meeting of the stockholders attended the 2003 annual meeting.

      The Company encourages communication with the Board and the Board provides a process for stockholders to send communications to the full Board or any of the individual directors. Any stockholder who wishes to communicate with the Board or with any particular director, including any non-management director, may send a letter to the Secretary of the Company at 1850 Parkway Place, 12th Floor, Marietta, Georgia 30067. Any communication should indicate that the sender is a stockholder of the Company and clearly specify that it is intended to be made to the entire Board or to one or more particular director(s). After receipt by the Secretary, correspondence will be forwarded to the Board or to the particular individual director indicated for review and consideration.

EXECUTIVE COMPENSATION

      The following table sets forth compensation paid to the Company’s Chief Executive Officer and each executive officer named in this section (the “Named Executive Officers”) for their services in all capacities to the Company and its subsidiaries in fiscal years 2003, 2002 and 2001:

Summary Compensation Table

				Long-term
				Compensation
				Awards
		Annual Compensation
				Securities Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Options(#)	Compensation($)(1)

Parker H. Petit	2003	$462,701	$58,131	84,835	$189
Chairman of the Board and	2002	447,861	–0–	24,325	203,130
Chief Executive Officer	2001	425,038	–0–	238,750	524,186
Thomas S. Hall(2)	2003	$408,311	$43,131	27,000	$6,189
President and Chief	2002	63,134	–0–	100,000	211
Operating Officer
Stephen M. Mengert(3)	2003	$230,582	$38,285	10,000	$6,146
Vice President — Finance and	2002	72,693	–0–	20,000	2,534
Chief Financial Officer
Roberta L. McCaw	2003	$222,383	$45,000	21,587	$6,142
Vice President — Legal,	2002	207,870	25,186	3,140	84,337
General Counsel and Secretary	2001	195,023	–0–	10,430	115,122
Yvonne V. Scoggins	2003	$192,660	$38,727	21,756	$6,118
Vice President — Financial	2002	187,068	22,560	2,857	96,292
Planning and Analysis	2001	181,359	21,902	10,031	130,113

(1)	Details of amounts reported in “All Other Compensation” column are provided in the table below.

(2)	Mr. Hall was elected Executive Vice President and Chief Operating Officer on October 22, 2002 and promoted to President and Chief Operating Officer on February 22, 2003.

(3)	Mr. Mengert was elected Vice President—Finance and Chief Financial Officer on September 3, 2002.

Item	Year	Mr. Petit	Mr. Hall	Mr. Mengert	Ms. McCaw	Ms. Scoggins

Officer Term Life Insurance	2003	$189	$189	$146	$142	$118
	2002	29,409	211	209	195	175
	2001	29,698	N/A	N/A	167	165
Split Dollar Insurance Premium Value(A)	2003	$–0–	$–0–	$–0–	$–0–	$–0–
	2002	173,721	–0–	–0–	78,142	90,117
	2001	280,088	–0–	–0–	109,855	124,848
401(k) Matching Contributions	2003	$–0–	$6,000	$6,000	$6,000	$6,000
	2002	–0–	–0–	2,325	6,000	6,000
	2001	–0–	–0–	–0–	5,100	5,100
Loan Forgiveness(B)	2003	N/A	N/A	N/A	N/A	N/A
	2002	N/A	N/A	N/A	N/A	N/A
	2001	$214,400	N/A	N/A	N/A	N/A
Total All Other Compensation	2003	$189	$6,189	$6,146	$6,142	$6,118
	2002	203,130	211	2,534	84,337	96,292
	2001	524,186	N/A	N/A	115,122	130,113

(A)	See “Termination of Employment and Change-in-Control Arrangements.”

(B)	In connection with his appointment as Chief Executive Officer, the Company made a loan to Mr. Petit in the principal sum of $200,000. The loan bore interest at a rate of 6% per annum and matured on January 1, 2002. By its terms, the principal and interest on the note were to be forgiven at maturity if Mr. Petit was still employed by the Company (or his employment was previously terminated due to his death or disability) and since the date of issuance of the note, the Company’s common stock had traded at a price of at least $24 per share. The applicable criteria for forgiveness were met and the note and accrued interest were forgiven.

STOCK OPTIONS

      The following table contains information concerning the grant of stock options to the Chief Executive Officer and each executive officer named in the “Executive Compensation” table during 2003:

Option Grants in Last Fiscal Year

	Individual Grants
						Potential Realizable Value at
	Number of		% of Total			Assumed Annual Rates of
	Securities		Options/SARs			Stock Price Appreciation for
	Underlying		Granted to	Exercise or		Option Term(1)
	Options		Employees in	Base Price	Expiration
Name	Granted(#)		Fiscal Year	($/Sh)	Date	5%($)	10%($)

Parker H. Petit	46,000	(2)	8.3%	$8.76	03/12/2013	$253,419	$642,214
	38,835	(4)	6.9%	$20.37	12/18/2013	497,499	1,275,355
Thomas S. Hall	27,000	(3)	4.8%	$8.76	03/12/2013	148,746	376,952
Stephen M. Mengert	10,000	(2)	1.8%	$7.46	02/20/2013	46,916	118,893
Roberta L. McCaw	6,900	(2)	1.2%	$8.76	03/12/2013	38,013	96,332
	14,687	(4)	2.6%	$20.37	12/18/2013	188,149	476,807
Yvonne V. Scoggins	5,750	(2)	1.0%	$8.76	03/12/2013	31,677	80,277
	14,006	(4)	2.5%	$20.37	12/18/2013	179,425	454,698
	2,000	(5)	0.4%	$10.72	04/22/2013	13,484	34,169
	5,000	(6)	0.9%	$17.96	09/29/2013	56,474	143,118

(1)	Based on actual option term and annual compounding. These amounts are calculated pursuant to applicable requirements of the SEC and do not represent a forecast of the future appreciation of the Company’s Common Stock.

(2)	These options to purchase the Company’s Common Stock were granted on March 12, 2003 as follows: a total of 39,650 shares under the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) and 46,000 shares under the Company’s 1997 Stock Incentive Plan. Vesting accrues on each anniversary date beginning March 12, 2004 at 20% per year.

(3)	This option to purchase the Company’s Common Stock was granted on February 20, 2003 under the 2000 Plan. Full vesting shall occur not before two years and not later than four years from the date of grant, based on performance vesting thresholds.

(4)	These options to purchase the Company’s Common Stock were granted on December 18, 2003 under the 2002 Stock Incentive Plan with vesting to accrue on each anniversary date beginning December 18, 2004 at 20% per year.

(5)	This option to purchase the Company’s Common Stock was granted on April 22, 2003 under the 2000 Plan with vesting to accrue on each anniversary date beginning April 22, 2004, at 20% per year.

(6)	This option to purchase the Company’s Common Stock was granted on September 29, 2003 under the 1996 Stock Incentive Plan with vesting to accrue on each anniversary date beginning September 29, 2004, at 20% per year.

STOCK OPTION EXERCISES

      The following table sets forth information with respect to the Chief Executive Officer and the executive officers named in the “Executive Compensation” table concerning the exercise of options in 2003 and unexercised options held as of the end of the fiscal year:

Aggregated Option Exercises in Last Fiscal Year

and FY — End Option Values

			Number of Securities
			Underlying		Value of Unexercised In
			Unexercised Options at		the-Money Options at
		Value Realized	Fiscal Year End(#)		Fiscal Year End($)(1)
	Shares Acquired	(Market Price at exercise
Name	on Exercise(#)	less exercise price)	Exercisable	Unexercisable	Exercisable	Unexercisable

Parker H. Petit	–0–	–0–	71,041	354,379	$317,147.33	$2,015,246.57
Thomas S. Hall	–0–	–0–	33,333	93,667	394,329.39	1,122,660.61
Stephen M. Mengert	–0–	–0–	–0–	30,000	–0–	389,700.00
Roberta L. McCaw	–0–	–0–	15,567	35,895	22,815.97	151,321.32
Yvonne V. Scoggins	–0–	–0–	19,899	39,644	20,651.74	169,924.62

(1)	Based on $21.13, the last sale price of the Company’s Common Stock on December 31, 2003.

Compensation of Directors

      The directors who are employees of the Company receive no additional compensation for serving on the Board of Directors. Directors who are not employees of the Company receive a fee of $4,250 per quarter, plus $1,000 for each Board and committee meeting attended, and are reimbursed for any travel expenses incurred.

      In addition, under the 2000 Directors’ Non-Qualified Stock Option Plan, as amended by the Board of Directors on April 22, 2004, all non-employee directors are entitled to receive an initial grant of options to purchase 4,000 shares of the Company’s Common Stock and at each annual meeting of stockholders after their first full year serving as a director, an additional grant of options to purchase 4,000 shares of Common Stock. The Plan as amended also provides for a “one-time” grant of options to purchase 2,750 shares of Common Stock to continuing directors at the Annual Meeting. The option price for all such options is the fair market value of the underlying common stock on the date of grant. Options have a ten year term and vest monthly over 12 months. On May 21, 2003, each Non-Employee Director other than Mr. Cooper was awarded an option to purchase 3,750 shares of Common Stock at a price of $12.43 per share under the 2000 Directors’ Non-Qualified Stock Option Plan.

Termination of Employment and Change-in-Control Arrangements

      The Company has entered into change-in-control severance agreements with each of Mr. Petit, Mr. Hall, and Ms. McCaw. The agreements provide for compensation to the executive in the event the executive’s employment with the Company is terminated following the consummation of a “change-in-control” for reasons other than the executive’s death, disability or for “Cause”, or if the executive voluntarily terminates employment for “Good Reason”. For purposes of the agreements, “Cause” means certain acts of criminal or civil fraud and “Good Reason” is defined to include, among other things, an adverse change in powers and responsibilities, an adverse change in title or offices, a reduction in base salary or failure to receive increases in base salary commensurate with increases in the three years preceding the change-in-control, discontinuance of certain benefit and incentive plans or actions materially adversely affecting participation therein, certain relocations of the Company’s executive offices, and failure to honor earned and accrued vacation balances. The compensation payable under the agreements is a lump sum severance payment equal to a multiple of the executive’s annual base salary as of the date of the change-in-control. The multiples applicable to Mr. Petit, Mr. Hall and Ms. McCaw are three, two and one, respectively. In addition, following termination of employment, the executives are entitled to receive for a period of three years in the case of Mr. Petit, two years in the case of Mr. Hall and one year in the case of Ms. McCaw, life, disability and health insurance coverage, automobile allowances and other fringe benefits equivalent to those in effect at the date of termination and will be entitled to receive additional amounts, if any, relating to any excise taxes imposed on the executive as a result of Section 280(g) of the Internal Revenue Code of 1986, as amended (the “Code”). The agreements require the executive to comply with certain covenants that preclude the executive from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment equal to the period for which fringe benefits are continued under the applicable agreement. The agreements expire three years after a change in control of the Company.

      In addition, the Company entered into a similar change-in-control severance agreement with Ms. Scoggins on April 27, 2002. The severance amount payable under the agreement is equal to three times Ms. Scoggins’ base salary and targeted base bonus on the date of a change-in-control. The period of benefit continuation and length of the restrictive covenants are three years.

      The Company and Ms. Scoggins are also party to a severance agreement, dated April 27, 2002. The severance agreement provides for a lump sum severance payment to Ms. Scoggins in the event that her employment is involuntarily terminated prior to a change-in-control for reasons other than her death, disability or “Cause” (defined as certain acts of criminal or civil fraud), or if she voluntarily terminates employment for “Good Reason” (defined as failure to be reelected as an officer of the Company, reduction in base salary, discontinuance of certain incentive or stock option plans or actions materially adversely affecting her participation therein, failure to make available other benefit plans that are available to other executives in the Company, or failure to honor earned and accrued vacation balances). The severance payment is an amount equal to two times Ms. Scoggins’ annual base salary and targeted base bonus as of the date of the agreement. In addition, in circumstances in which she is entitled to a severance payment, Ms. Scoggins also is entitled to receive, for a period of two years after the date of termination, life, disability and health insurance coverage, automobile allowance and other fringe benefits equivalent to those in effect at the date of termination of employment. The agreement requires Ms. Scoggins to comply with certain covenants that preclude her from competing with the Company or soliciting customers or employees of the Company for a period of two years following termination of employment.

      In 1997, the Company replaced the nonqualified pension plan maintained for certain current and former officers with a new plan, funded by split-dollar life insurance (the “1997 Plan”). Under the 1997 Plan, participants or their beneficiaries were entitled to the greater of the cash surrender value of the life insurance policies used to fund the 1997 Plan or a targeted benefit, less insurance premiums paid by the Company. On December 31, 2002 the Company terminated the 1997 Plan. The decision to terminate the 1997 Plan was prompted in part by concerns that the funding mechanism using split-dollar life insurance may no longer be permitted for some current officers under certain provisions of the Sarbanes-Oxley Act of 2002, as well as anticipation that additional funding, in excess of amounts originally contemplated would have been required under the 1997 Plan. In substitution for the 1997 Plan, the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) for the benefit of the current employees participating in the 1997 Plan other than Mr. Petit. Under the SERP, individual trust accounts were established in 2003 for each participant and funded (in part, by the $1.271 million cash surrender values of the split-dollar life insurance policies) in an amount equal to the net present value of the participant’s targeted benefit under the 1997 Plan as of December 31, 2002. Such amounts for the named executive officers participating in the SERP equaled $726,000 for Ms. Scoggins and $536,000 for Ms. McCaw. The assets of the trusts are subject to the claims of the Company’s creditors. Benefits payable under the SERP are variable, based on the performance of the investment earnings of the trust funds, and include future tax mitigation payments of up to 44% of the amounts initially contributed to the trust accounts. Benefits under the SERP vest based on age and years of service, with 100% vesting obtained at age 55 and 15 years of service. Earlier vesting may occur upon a change-in-control or other events as defined in the SERP.

      Because of his age and the fully vested status of his benefits under the 1997 Plan, rather than adopt a substitute plan for Mr. Petit, the Company entered into an agreement with Mr. Petit pursuant to which the Company released its interest in Mr. Petit’s split-dollar policy in exchange for a cash payment to the Company by Mr. Petit of $948,000 and his release of the Company from future premium payment obligations in the amount of $891,000. The payment by Mr. Petit represents the difference between the $3.418 million net cash surrender value of the split-dollar life insurance policy as of December 31, 2002 and the sum of (i) the net present value of Mr. Petit’s targeted benefit under the 1997 Plan as of December 31, 2002 ($1.715 million) and (ii) 44% of the net present value of such targeted benefit ($755,000), which was intended to mitigate the adverse tax consequences to Mr. Petit as a result of the transaction. This arrangement was designed to provide Mr. Petit, who had previously relinquished his right to receive a targeted benefit amount under the 1997 Plan, with substitute benefits roughly commensurate with those received by the other participants in connection with the termination of the 1997 Plan and adoption of the SERP.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Corporate Compensation, the Report of the Audit Committee and the Stock Performance Graph shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON CORPORATE COMPENSATION

      The Company’s executive compensation program is designed to (1) integrate pay and incentive plans with the Company’s strategic goals, so as to align the interests of management with the long-term interests of the Company’s stockholders, (2) attract, motivate and retain executives capable of achieving the Company’s strategic business goals (3) recognize outstanding individual contributions and (4) provide compensation opportunities that are competitive with those offered by other companies of similar size and performance, especially within the healthcare industry. To achieve these goals, the Company’s executive compensation program consists of three elements: (i) base salary, (ii) annual cash bonus, and (iii) intermediate and long-term incentives in the form of stock options and contributions under the Company’s Supplemental Executive Retirement Plans and 401(k) Plan. Each element of compensation has an integral role in the total executive compensation program, including the compensation of the Named Executive Officers.

      In making its compensation determinations, the Compensation Committee evaluates, on both an absolute and relative basis, a variety of Company financial results (including sales, earnings, return on equity, return on assets and balance sheet strength), market share and competitive position, the potential for future growth, the overall importance of the individual to the organization and the individual and group performance of senior management and compensation levels at comparable companies, especially within the healthcare industry. In formulating its determinations, it recognizes and rewards achievements on an annual basis, while emphasizing the value and importance of sustained long-term performance and recognition of developing trends within the healthcare industry. The Compensation Committee reviews information prepared or compiled by the Company, and also draws on the business experience of the individual members of the Compensation Committee.

      Cash Compensation. Officers and other employees are compensated within salary ranges that are generally based on those of similar positions in companies of comparable size and complexity to the Company. The actual base pay level for each executive officer is based on a combination of experience, performance and other factors that are determined to be important by the Committee. The salary of the executive officers is generally reviewed annually at the beginning of each year, with the amount of any increases based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance.

      Cash bonuses for management are paid under the Company’s management incentive bonus plan (the “MIP Plan”). Bonuses under the MIP Plan are computed as a percentage of year-end base salary. In the case of the Company’s Chief Executive Officer and Chief Operating Officer, the amount of and entitlement to bonuses under the MIP Plan are based upon the performance of the Company in comparison to its operating budget. For the other participants, the amount of and entitlement to bonuses are based on a combination of individual and Company performance. The Committee determines the participants in the MIP Plan and sets the target bonus levels and operating budget performance criteria in the first quarter of each year.

      Intermediate and Long Term Incentive Compensation. Stock options, contributions made under the Company’s 401(k) Plan and contributions under the Company’s Supplemental Executive Retirement Plan are the principal vehicles for payment of intermediate and long term compensation. In 2003, the Company granted stock options to certain of its management employees, based on guidelines for the individual’s position with the Company. Stock options were granted at exercise prices equal to the market price on the date of grant and typically become exercisable 20% on each anniversary of the grant becoming fully vested on the fifth anniversary of the grant), and expire on the tenth anniversary. The 401(k) plan, which is based on a calendar year, provides for a matching contribution by the Company of 100% of the participant’s voluntary salary contributions with the Company’s contribution limited to the lesser of 3% of the executive officer’s salary and an annual maximum Company contribution of $6,150, based on a maximum voluntary salary contribution established by the U.S. Department of Labor. All matching Company contributions to the 401(k) plan vest over 5 years for each executive officer and are payable pursuant to the provisions of the 401(k) plan. In 2003, the Company adopted a Supplemental Executive Retirement Plan for certain of the named executive officers. See “Termination of Employment and Change-in-Control Arrangements” above.

CEO COMPENSATION

      CEO Compensation. The Compensation Committee believes that the compensation of the Chief Executive Officer is consistent with the general policies concerning executive compensation and is appropriate in light of the Company’s financial objectives. Stock option grants to the Chief Executive Officer are considered concurrently with grants to other executive officers in accordance with the same general policies.

      In reviewing and approving Mr. Petit’s 2003 compensation, the Compensation Committee took into account the Company’s performance in fiscal 2002 and Mr. Petit’s role in developing the Company’s disease management business. In light of these factors, the Compensation Committee determined that Mr. Petit would receive an increase in his annual base compensation of 3%. On March 12, 2003 and December 18, 2003, Mr. Petit was granted options to purchase 46,000 and 38,835 shares, respectively, of the Company’s common stock.

      The foregoing report has been furnished by the Compensation Committee of Matria’s Board of Directors.

Frederick P. Zuspan, M.D.

Frederick E. Cooper
Thomas S. Stribling

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee is responsible for executive compensation decisions as described above. The Compensation Committee consists of Frederick P. Zuspan, M.D., Frederick E. Cooper and Thomas S. Stribling. No member of the Compensation Committee currently serves or has served as an executive officer or employee of the Company.

REPORT OF THE AUDIT COMMITTEE AND RELATED MATTERS

Report of the Audit Committee

      The Board’s Audit Committee, currently composed of Donald W. Weber, Guy W. Millner and Morris S. Weeden, evaluates the independence and performance of the Company’s independent accountants, handles relations with the Company’s independent accountants and evaluates the integrity of the Company’s financial reporting process and its policies and procedures relating to internal accounting functions and controls. This report relates to the activities taken by the Audit Committee in fulfilling such role.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibili-

ties, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and internal controls.

      The Audit Committee also reviewed with the Company’s independent accountants, KPMG LLP (“KPMG”), who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including Statement on Auditing Standards No. 61. In addition, the Audit Committee received and reviewed the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and discussed with the independent accountants their independence from management and the Company, and considered whether KPMG’s provision of non-audit services to the Company during 2003 was compatible with maintaining the auditor’s independence.

      The Committee meets periodically with the independent accountants to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

      The foregoing report has been furnished by the Audit Committee of Matria’s Board of Directors.

Donald W. Weber

Guy W. Millner
Morris S. Weeden

Audit Fees

      The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2003 and 2002, and fees billed for other services rendered by KPMG.

	2003	2002

Audit fees(1)	$373,950	$349,660
Audit related fees(2)	23,500	69,200

Audit and audit related fees	397,450	418,860
Tax fees(3)	13,135	190,700

All other fees	-0-	-0-

Total fees	$410,585	$609,560

(1)	Audit fees included reviews and consents related to SEC registration statements.

(2)	Audit related fees consisted of fees for audits of financial statements of certain employee benefit plans and actuarial fees for the Company’s insurance subsidiary.

(3)	Tax fees consisted of fees for tax consultation services.

      The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, which includes the requirements for the Audit Committee to pre-approve audit and non-audit services provided by KPMG. Annual audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee.

      The Audit Committee has delegated pre-approval authority to the Chairman of the Committee, but any pre-approval decisions must be reported to the Audit Committee at its next scheduled meeting.

      All of the audit-related fees and tax fees for 2003 were approved in advance by the Audit Committee.

      KPMG has been appointed by Matria’s board of directors to audit the accounts of Matria and its subsidiaries for the fiscal year ending December 31, 2004. A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

      KPMG has been appointed by Matria’s board of directors to audit the accounts of Matria and its subsidiaries for the fiscal year ending December 31, 2004. A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement and will be available to respond to appropriate questions.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

      The Board of Directors has a Corporate Governance and Nominating Committee. The committee’s operations are governed by a written charter that, among other things, provides that:

•	the committee consists of at least three members, each of whom must be “independent” in accordance with the definition of “independence” adopted by Nasdaq; and

•	the committee shall identify individuals qualified to become directors and recommend to the Board of Directors candidates for election or reelection as directors.

A copy of the current charter is available on the Company’s website at www.matria.com and also has been filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K. The Board of Directors may amend this charter at any time.

      With respect to the committee’s evaluation of director nominee candidates, the committee has no formal requirements or minimum standards for the individuals that it nominates. Rather, the committee considers each candidate on his or her own merits. However, in evaluating candidates, there are a number of factors that the committee generally views as relevant and is likely to consider. Some of these include:

•	the candidates’ knowledge, skills and experience, particularly experience that is germane to the Company’s business, such as healthcare services, legal, human resources, finance, marketing and regulatory experience;

•	whether the candidate is an “audit committee financial expert” (as defined by the SEC);

•	the candidates’ integrity and reputation;

•	the candidates’ ability to work collegially with others;

•	the candidates’ other obligations and time commitments and the ability to attend meetings in person; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The committee does not assign a particular weight to the individual factors. Similarly, the committee does not expect to see all (or even more than a few) of these factors in any individual candidate. Rather, the committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing board members, will provide stockholders with a diverse and experienced board of directors.

      The committee welcomes recommendations from stockholders. The committee evaluates a candidate for director who was recommended by a stockholder in the same manner that the committee evaluates a candidate recommended by other means. In order to make a recommendation, the committee asks that a stockholder send the committee:

•	a resume for the candidate detailing the candidate’s work experience and academic credentials;

•	written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read the Company’s Code of Business Conduct and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated the Code or required a waiver, (4) is, or is not, “independent” as that term is defined in the Nasdaq Corporate Governance rules, and (5) has no plans to change or influence the control of the Company;

•	the name of the recommending stockholder as it appears in the Company’s books, the number of shares of Common Stock that are owned by the stockholder and written confirmation that the stockholder consents to the disclosure of his or her name. (If the recommending person is not a stockholder of record, he or she should provide proof of share ownership);

•	personal and professional references, including contact information; and

•	any other information relating to the candidate required to be disclosed in a proxy statement for election of directors under Regulation 14A of the Exchange Act.

This information should be sent to the Corporate Governance and Nominating Committee, c/o Secretary, Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067. The Secretary will forward the information to the chairperson of the committee. The committee does not necessarily respond to communications.

      In addition to the procedures described above for recommending prospective nominees for consideration by the committee, stockholders may directly nominate directors for consideration at any annual meeting of stockholders. To nominate a candidate for election, a stockholder must follow the procedures set forth in the Company’s bylaws. These procedures are summarized on page 25 under the heading “Stockholder Proposals at the Company’s Next Annual Meeting of Stockholders.”

      Each of the nominees for election as a director at the Annual Meeting was recommended by the committee and nominated by the Company’s Board of Directors. Each of the nominees, other than Wayne P. Yetter, previously has been elected as a director by stockholders. Wayne P. Yetter was recommended to the committee by the Company’s Chairman of the Board.

3. APPROVAL OF 2004 STOCK INCENTIVE PLAN

      The Board of Directors has approved and recommends that the stockholders of the Company approve the adoption of the Matria Healthcare, Inc. 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”). A copy of the 2004 Stock Incentive Plan is attached as Appendix B. Approval of the 2004 Stock Incentive Plan by the stockholders is intended, among other things, to qualify options, stock grants and stock appreciation rights (“SARs”) granted under the 2004 Stock Incentive Plan to certain executive officers of the Company as “performance-based compensation,” which is not subject to the limits on deductibility of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), described further below, and to enable the Company to grant incentive stock options (“ISOs”) under Section 422 of the Code. In addition, the Nasdaq Stock Market, on which shares of the Company’s Common Stock are listed, requires stockholder approval of a plan pursuant to which stock may be acquired by officers or directors.

Purpose of the 2004 Stock Incentive Plan

      The Board of Directors believes that stock-based incentives are an important element of the Company’s compensation package, particularly for senior employees. There are 250,000 shares of common stock reserved for issuance under the 2004 Stock Incentive Plan. The purpose of the 2004 Stock Incentive Plan is to attract and retain selected individuals and provide incentives to selected individuals for increased efforts and successful achievement on behalf of or in the interest of the Company. Persons eligible to participate in the plan are such employees, officers, independent contractors and consultants of the Company or one of its subsidiaries (or future parent companies) as the Stock Option Committee of the Board of Directors (the “Committee”), in its discretion, shall designate from time to time. As of April 15, 2004, the Company employed 1,418 persons.

Summary of the 2004 Stock Incentive Plan

      The 2004 Stock Incentive Plan has three components: a stock option component, a stock bonus/stock purchase component and a stock appreciation rights component. The stock option component of the 2004 Stock Incentive Plan provides a means whereby participants are given an opportunity to purchase shares of the Company’s Common Stock pursuant to: (i) options that may qualify as ISOs under Section 422 of the Code, or (ii) nonqualified stock options (“NQSOs”). ISOs may be granted only to persons who are employees of the Company or any of its subsidiaries. ISOs may not be granted to any person who, at the time that the ISO is granted owns stock possessing more than 10% of the combined voting power of all classes of the Company’s stock or any of the Company’s subsidiaries stock (“10% Stockholders”), unless the exercise price of the shares of the Company Common Stock covered by the option is at least 110% of the fair market value of such shares at the date of grant and such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

      Except for ISOs granted to 10% stockholders, ISOs may be granted under the stock option component of the 2004 Stock Incentive Plan for terms up to ten years from the date of grant. Except for ISOs granted to 10% stockholders, the exercise price of ISOs granted under the 2004 Stock Incentive Plan must be at least equal to 100% of the fair market value of the Company’s Common Stock as of the date of grant. The exercise price of NQSOs granted under the 2004 Stock Incentive Plan must be at a price determined by the Committee. However, NQSOs granted to the chief executive officer or the four other most highly compensated officers of the Company (referred to herein as “Covered Employees”) must have an exercise price which is not less than the fair market value of the shares covered by the option on the date the option is granted.

      The stock bonus/stock purchase component of the 2004 Stock Incentive Plan provides a means whereby participants in the 2004 Stock Incentive Plan may receive bonuses of shares of the Company’s Common Stock or the right to purchase shares of the Company’s Common Stock, subject to the restrictions, if any, imposed by the Committee. The purchase price for rights to purchase shares of the Company’s Common Stock granted under the 2004 Stock Incentive Plan will be at a price determined by the Committee. Stock bonuses may be granted under the 2004 Stock Incentive Plan with such terms and provisions and for such consideration, if any, as may be determined by the Committee.

      The SARs component of the 2004 Stock Incentive Plan provides a means whereby participants may receive compensation based on appreciation in value of the Company’s Common Stock after the date of grant. SARs may be granted either separately or in tandem with stock options, as determined by the Committee.

      Although the Company reserves the right to utilize both the stock bonus/stock purchase and SARs components of the 2004 Stock Incentive Plan, the Company historically has awarded ISOs and NQSOs only, and the Company currently anticipates that this will continue to be its practice. The 2004 Stock Incentive Plan is administered by the Committee. The Committee has broad discretion, subject to the terms of the 2004 Stock Incentive Plan to determine the persons entitled to receive options, stock bonuses, SARs or the right to purchase shares of the Company’s Common Stock, the timing, terms and conditions thereof, and the number of shares for which such options, bonuses of stock, SARs and rights to purchase stock may be granted. Payment of the purchase price and any withholding amounts upon the exercise of an option or SAR granted under the 2004 Stock Incentive Plan shall be made in cash or by personal check, certified check, bank draft, or postal or money order; provided that such payment may, in the case of options, at the discretion of the Committee, consist of: (i) shares of the Company’s Common Stock; (ii) an irrevocable direction to a broker to sell shares of the Company’s Common Stock and deliver all or a portion of the proceeds to the Company in payment of the exercise price; (iii) a promissory note with such terms as the Committee shall approve

(provided, however, no promissory note may be accepted from an optionee that would be in violation of the Sarbanes-Oxley Act of 2002 or any other federal or state law); or (iv) any combination of the foregoing. Grants made under the 2004 Stock Incentive Plan to Covered Employees (as defined in Section 162(m) of the Code) may be made only by a subcommittee (referred to herein as the “Section 162(m) Subcommittee”) of the Committee which is composed solely of two or more “outside directors,” as such term is defined in Section 162(m) of the Code and the Regulations thereunder.

      The Company also has the discretion to provide in any stock option, SARs, stock bonus or stock purchase agreement under the 2004 Stock Incentive Plan that, in the event of a change of control or a corporate transaction (or in some cases, the disposition of a subsidiary), any such option or SAR will become immediately exercisable and any stock covered by a stock bonus or stock purchase award will become released from any restrictions on transfer and repurchase or forfeiture rights. Under the 2004 Stock Incentive Plan, a “change of control” occurs upon (i) the acquisition of more than 50% of the voting power of the Company by any person or more than one person acting as a group, or (ii) a change in the composition of the members of the Board over a three-year period or less to include a majority of persons not serving on the Board at the beginning of the period or nominated by such persons. Under the 2004 Stock Incentive Plan, a “corporate transaction” consists of approval by the stockholders of (i) a merger or consolidation in which the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, or (iii) any reverse merger or other acquisition or business combination in which the Company is the surviving entity in which holders of the Company’s voting securities prior to the merger do not own at least 50% of the voting power in the Company after the merger.

      Options, stock bonuses and rights to purchase the Company’s Common Stock may be granted under the 2004 Stock Incentive Plan to exercise or purchase an aggregate of not more than 250,000 shares of the Company’s Common Stock (subject to adjustment to reflect certain transactions). The 2004 Stock Incentive Plan contains a $100,000 limitation on the aggregate fair market value of ISOs which first become exercisable by an optionee in any calendar year. In addition, under the 2004 Stock Incentive Plan, the maximum number of shares of Stock with respect to which SARs or options to acquire Stock may be granted, or sale or bonus grants of Stock may be made, to any individual per calendar year shall not exceed 100,000 shares (subject to adjustment to reflect certain corporate transactions).

      Awards under the 2004 Stock Incentive Plan will be based on guidelines that take salary level, tenure, individual performance rating and importance to the Company into account. Accordingly, future awards (“new plan benefits”) under the 2004 Stock Incentive Plan are not determinable at this time. Reference is made to the sections captioned “Executive Compensation,” “Stock Options” and “Stock Option Exercises” at pages 7 to 10 of this Proxy Statement for detailed information on stock incentive awards and exercises of such awards by certain executive officers under former and existing stock incentive plans.

      The Board of Directors may at any time amend, suspend or terminate the 2004 Stock Incentive Plan as it deems advisable without stockholder approval (subject to applicable law), but no such amendment, suspension or termination may impair any option or SAR previously granted, and the 2004 Stock Incentive Plan cannot be amended without stockholder approval to materially increase the number of shares of Common Stock available under the plan or to materially modify the eligibility requirements for participation in the plan, reprice any option by lowering the option exercise price of a previously granted award, or cancel outstanding options with subsequent replacement, or regrants of options with lower exercise prices.

Income Tax Consequences

      Incentive Stock Options. If an option under the 2004 Stock Incentive Plan is treated as an ISO, the optionee generally recognizes no regular taxable income as the result of the grant or exercise of the option. However, an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price is classified as an item of alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax.

      The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO, regardless of the applicability of the alternative minimum tax to the optionee. The

Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

      Upon a sale or exchange of the shares at least two years after the grant of an ISO and one year from exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

      If an optionee disposes of shares acquired upon exercise of an ISO prior to completion of either of the above holding periods, the optionee will have made a “disqualifying disposition” of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition if the optionee’s total compensation is deemed reasonable in amount.

      The optionee also will recognize capital gain or loss on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph). Any such capital gain or loss resulting from a disqualifying disposition of shares acquired upon exercise of an ISO will be long-term capital gain or loss if the shares with respect to which such gain or loss is realized have been held for more than 12 months.

      Nonqualified Stock Options. An optionee generally recognizes no taxable income as the result of the grant of an NQSO, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an NQSO, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price. Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of a NQSO.

      The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, so long as the optionee’s total compensation is deemed reasonable in amount.

      Upon a sale of shares acquired pursuant to the exercise of an NQSO, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than 12 months.

      Stock Bonus/ Stock Purchase. The federal income tax treatment of individuals who receive property in connection with the performance of services is governed by Section 83 of the Code. That section requires that the recipient of the property recognize income from the transfer in an amount equal to the excess of the fair market value of the property received over the amount (if any) paid for the property. Income is recognized by the recipient in the first year in which the rights of the recipient to the property become “vested,” i.e., are transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. The income is taxable at ordinary income rates and (in the case of participating individuals who are employees) is subject to withholding of income and applicable employment taxes at the time of vesting.

      Under the 2004 Stock Incentive Plan, participating individuals may or may not pay any consideration for stock transferred to them under the stock bonus/stock purchase component of the Plan, and the stock transferred may or may not be subject to restrictions. If stock is granted to a recipient without restrictions, the recipient will recognize ordinary income (calculated as described in the preceding paragraph) in the recipient’s taxable year in which the stock is granted.

      If stock granted under the 2004 Stock Incentive Plan is nontransferable and subject to a substantial risk of forfeiture, then (unless an election is made under Section 83(b) of the Code, as described in the next paragraph), recipients of stock will recognize taxable income as of each date on which they become vested in stock received under the 2004 Stock Incentive Plan in the amount of the fair market value of the stock then vesting (less the amount, if any, paid for such stock).

      Participating individuals may elect under Section 83(b) of the Code to report as taxable income in the year of award an amount equal to the stock’s fair market value at the date of award (less the amount, if any, paid for such stock). If such an election is made, the electing employee is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election. Such an election must be made within 30 days of receipt of the stock. Such election may not be revoked except with the consent of the Internal Revenue Service. Participating individuals making this election who are employees will be subject to withholding with respect to the taxable income they recognize at the time the stock is awarded to them.

      The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individuals, so long as the individual’s total compensation is deemed reasonable in amount. Dividends paid on stock transferred under the 2004 Stock Incentive Plan are generally treated as additional compensation prior to vesting, but are treated as true dividends after vesting (or after a Section 83(b) election). Dividends are not deductible by the Company.

      Participating individuals will recognize gain upon the disposition of their stock equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to their stock under the principles set forth above (plus the amount, if any, paid for such stock). That gain will be taxable as long or short term capital gain depending on the period held.

      If a participating individual disposes of his or her stock for an amount less than the amount of ordinary income recognized with respect to the stock (plus the amount, if any, paid with respect to the stock), he or she will generally recognize a capital loss (long or short-term, depending on the holding period) equal to the difference between any ordinary income recognized with respect to the stock under the principles described previously (plus the amount, if any, paid for the stock) and the amount realized upon disposition of the stock. If a participating individual forfeits unvested stock with respect to which no Section 83(b) election has been made upon termination of employment, he or she will generally recognize ordinary income or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture. If a participating individual forfeits unvested stock with respect to which a Section 83(b) election has been made upon termination of employment, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Section 83(b) election.

      SARs. Recipients of SARs generally should not recognize income until such rights are exercised. Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of SARs.

      The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as the individual’s total compensation is deemed reasonable in amount.

      Participating individuals will recognize gain upon the disposition of any stock received on exercise of SARs equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long or short term capital gain depending on whether the stock was held for at least 12 months.

      Section 162(m) of the Code. Under Section 162(m) of the Code, compensation paid to any Covered Employee is potentially nondeductible by the Company to the extent that it exceeds $1,000,000. However, certain “performance-based compensation” is exempt from the $1,000,000 cap on deductibility. The 2004 Stock Incentive Plan contains provisions designed to qualify options and SARs granted thereunder to Covered Employees as “performance-based compensation” under Section 162(m). These provisions include the following: (1) grants to Covered Employees are made only by the Section 162(m) Subcommittee; (2) the 2004 Stock Incentive Plan states a maximum number of shares with respect to which options or SARs may be granted to any individual per calendar year; (3) in the case of grants to Covered Employees, the option exercise price must be at least equal to the fair market value of the stock on the date the option is granted; and (4) the effectiveness of grants to Covered Employees is contingent upon stockholder approval of the 2004 Stock Incentive Plan.

Market Price of the Common Stock

      The closing price of the Company’s Common Stock as reported on the Nasdaq National Market System was $23.85 per share on April 15, 2004. As of such date, the aggregate market value of the 250,000 shares of Common Stock issuable under the 2004 Stock Incentive Plan was $5,962.500.

Text of the Plan

      The preceding summary of the 2004 Stock Incentive Plan is qualified in its entirety by reference to the complete text of the 2004 Stock Incentive Plan which is set forth in Appendix B to this Proxy Statement.

The Board of Directors Recommends that you vote FOR the adoption of the

2004 Stock Incentive Plan

      The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all existing equity compensation plans as of December 31, 2003.

Number of Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon		Under Equity
	Exercise of	Weighted-Average	Compensation Plans
	Outstanding	Exercise Price of	(Excluding Securities
	Options, Warrants	Outstanding Options,	Reflected in
Plan Category	and Rights	Warrants and Rights	1st Column)

Equity compensation plans approved by security holders	1,640,746	$15.93	221,019 (1)
Equity compensation plans not approved by security holders(2)	82,106	$21.72	—

Total	1,722,852	$16.21	221,019

(1)	Includes securities available for future issuance under shareholder approved compensation plans as follows: 55,506 shares under the 2002 Stock Incentive Plan, 3,125 shares under the 2001 Stock Incentive Plan, 67,708 shares under the 2000 Directors’ Non-qualified Stock Option Plan, 6,075 shares under the 2000 Stock Incentive Plan, 432 shares under the 1997 Stock Incentive Plan and 4,001under the 1996 Stock Incentive Plan. Also includes 84,172 shares that remain available for purchase under the 2002 Stock Purchase Plan.

(2)	This total includes options for: (1) 15,000 shares granted to Robert F. Byrnes, former President and CEO of the Company, on October 1, 1997 pursuant to the terms of a settlement agreement between Mr. Byrnes and the Company. These options were immediately exercisable by Mr. Byrnes. (2) 25,908 shares granted to certain key employees (other than executive officers) on October 20, 1997 and 20,000 shares granted to non-employee members of the Company’s Board of Directors on February 24, 1998. All of these options were granted at exercise prices which were the fair market value of a share of the Company’s stock on the date of grant and all expire ten years from the date of the grant. The October 20, 1997 grants vested 33% a year and became exercisable on October 20, 2000. The February 24, 1998 grants vested on February 24, 1999. (3) 21,198 shares assumed by the Company in connection with the acquisition of MarketRing, which options were granted by MarketRing under the MarketRing 1999 Stock Option and Stock Appreciation Rights Plan prior to the acquisition. The exercise price for these options, originally set by MarketRing, has been determined by reference to the exchange ratio prescribed for converting shares of MarketRing common stock into shares of the Company’s common stock pursuant to the acquisition. The assumed options generally vest in increments of 25% annually, beginning on the second anniversary of the date of grant, with such options expiring five to ten years from the date of grant or upon termination of employment.

PERFORMANCE GRAPH

      The following graph shows a comparison of cumulative total returns for the periods indicated for the Company, the S&P 500 Index and the S&P HealthCare Distributors & Services Index. The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 at December 31, 1998, and that all dividends (there were none) were reinvested.

	1999	2000	2001	2002	2003

Matria Healthcare, Inc.	143.48	110.02	301.13	75.57	183.74
S&P 500 Index	121.04	83.70	96.95	75.52	97.18
S&P HealthCare Distributors & Services	41.33	76.53	76.10	65.28	70.62

CERTAIN RELATIONSHIPS AND RELATED TRANSCATIONS

      Mr. Carl E. Sanders, a director of the Company, is also the Chairman of Troutman Sanders LLP, a law firm based in Atlanta, Georgia, which provided certain legal services to the Company in fiscal year 2003 and is expected to be retained by the Company in the future.

      In June 2002, Matria completed an acquisition of MarketRing.com (“MarketRing”), a privately held company, through a merger of a wholly owned subsidiary of Matria with MarketRing. As a result of the merger, MarketRing is a wholly owned subsidiary of Matria, and Robert W. Kelley, Jr., the chief executive officer of MarketRing, has been retained as the Corporation Vice President of Technology of Matria and the Chief Executive Officer of MarketRing. The terms of the merger agreement and the acquisition of MarketRing were negotiated and recommended by an independent committee of the Matria board of directors and have been approved by a vote of Matria’s disinterested directors. In the merger, Matria issued 267,424 shares of common stock in exchange for all of the outstanding shares of capital stock of MarketRing and may issue up to 21,500 shares of Matria common stock upon exercise of MarketRing options assumed and a warrant issued by Matria pursuant to the merger agreement.

      At the time of the acquisition, Mr. Petit and Mr. Weber were members of the board of directors of MarketRing and owned approximately 20% and 1.5% of MarketRing’s outstanding common stock. Mr. Petit also owned 250 shares of MarketRing’s convertible preferred stock, which was redeemed, pursuant to the request of MarketRing’s board of directors, prior to the merger at a price of $1,000 per share, plus any accrued and unpaid dividends. The ownership percentages of Mr. Petit and Mr. Weber include shares owned by certain affiliated companies of such individuals and, in Mr. Petit’s case, his spouse. In addition, Carl E. Sanders,

Thomas S. Stribling and Guy W. Millner respectively owned .83%, .41% and 2.06% of MarketRing’s outstanding common stock at the time of the merger. In June 2003, the Company issued 25,484 additional shares of common stock that were withheld as security for certain indemnification obligations of MarketRing. The aggregate value of the shares received by Mr. Petit, Mr. Weber, Mr. Sanders, Mr. Stribling and Mr. Millner at the time of the issuance was $85,621.36, $6,588.78, $3,622.19, $1,802.90 and $9,063.67, respectively.

STOCKHOLDER PROPOSALS AT THE COMPANY’S NEXT

ANNUAL MEETING OF STOCKHOLDERS

      The 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”) is anticipated to be held in May 2005. Under the Company’s Amended Bylaws, a notice of intent of a stockholder to bring a proposal (other than a director nomination) before the 2005 Annual Meeting must comply with the requirements of the Company’s bylaws and must be received by the Company no later than December 31, 2004 in order to be presented for a vote at the meeting. However, if the 2005 Annual Meeting is held on a date more than 30 days before or after June 3, 2005, notice of a stockholder proposal (other than a director nomination), to be timely, must be received by the Company within a reasonable time before the Company begins to print and mail proxy materials. If timely delivered to the Secretary, such proposals may be included in the Company’s Proxy Statement for the 2005 Annual Meeting, provided the proponent(s) satisfies all applicable rules of the Securities and Exchange Commission relating to stockholder proposals.

      A director nomination by a stockholder will also only be considered at the 2005 Annual Meeting if received by the Company no later than December 31, 2004. However, if the 2005 Annual Meeting is held on a date more than 30 days before or after June 3, 2005, notice of a director nomination must be received not less than 60 nor more than 75 days prior to the meeting; provided that in the event less than 70 days notice or prior public disclosure of the meeting is given or made to stockholders, notice of such nomination must be received by the tenth day following the earlier of public disclosure or mailing of notice of the date of the meeting.

      The Company will furnish copies of the bylaw provisions which set forth the requirements for a stockholder’s notice of intent to present proposals upon written request to the Secretary of the Company at the address set forth in the following sentence.

      Notices of intention to present proposals and director nominations at the 2005 Annual Meeting or requests in connection therewith should be addressed to Matria Healthcare, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention: Corporate Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Act”) requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports with the SEC regarding beneficial ownership of Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements of the Act in all instances with the exceptions of the following late filings: an automatic stock option grant to all eligible non-employee board members (Guy W. Millner, Carl E. Sanders, Thomas S. Stribling, Donald W. Weber, Morris S. Weeden and Frederick P. Zuspan, M.D.) filed eleven days late; a stock option grant to five executive officers (Parker H. Petit, Thomas S. Hall, Roberta L. McCaw, Yvonne V. Scoggins and Thornton A. Kuntz) filed three days late; a stock option grant to four executive officers (Parker H. Petit, Roberta L. McCaw, Yvonne V. Scoggins and Thornton A. Kuntz) filed approximately one month late; and the purchase of stock by Carl E. Sanders filed one day late.

ANNUAL REPORT AND FINANCIAL STATEMENTS

      The Company will furnish without charge a copy of its Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2003, including financial statements and schedules, to any record or beneficial owner of its Common Stock as of April 1, 2004 upon written or oral request of such person. Requests for such copies should be directed to:

Matria Healthcare, Inc.
1850 Parkway Place
Marietta, Georgia 30067
Attention: Corporate Secretary
(770) 767-4500

      If the person requesting the Form 10-K was not a stockholder of record on April 1, 2004, the request must include a representation that such person was a beneficial owner of the Common Stock on that date. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company’s expenses in furnishing such exhibit(s).

GENERAL

      Management does not know of any other business to come before the 2004 Annual Meeting. If, however, other matters do properly come before the 2004 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Roberta L. McCaw
Secretary

April 29, 2004

APPENDIX A

MATRIA HEALTHCARE, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

ADOPTED FEBRUARY 19, 2004

ARTICLE I

PURPOSE

      The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. In connection with its performance of such oversight responsibilities, the Audit Committee shall perform the following duties and responsibilities:

•	Monitor the integrity of the Company’s financial reporting process and system of internal controls regarding finance and accounting compliance.

•	Monitor the qualifications and independence of the Company’s independent auditors.

•	Monitor the performance of the Company’s independent auditors.

•	Provide an avenue of communication among the independent auditors, management and the Board of Directors.

ARTICLE II

AUDIT COMMITTEE COMPOSITION AND MEETINGS

      The Audit Committee shall be comprised of at least three directors as determined by the Board. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). Each member of the Audit Committee shall be independent and free from any relationship which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director and an Audit Committee member. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      The Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

      The Committee shall meet at least four times annually or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

ARTICLE III

AUDIT COMMITTEE AUTHORITY AND RESPONSIBILITIES

      The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

      The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

      The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

      1. Review and discuss with management and the independent auditor the annual audited financial statements and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

      2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

      3. Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer regarding: (i) any significant deficiencies in the design or operation of internal controls of the Company which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, material or otherwise, that involves management or other employees.

      4. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s audited financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls (including issues disclosed to the Committee by the Company’s Chief Executive Officer or Chief Financial Officer) and any special steps adopted in light of material control deficiencies.

      5. Review and discuss reports from the independent auditors on:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

      6. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Company’s Relationship with the Independent Auditor

      7. Obtain and review a formal written statement from the independent auditor delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1, and review and discuss with the independent auditor, on a periodic basis, any disclosed relationships or services that may impact the objectivity and independence of the auditor. Evaluate the independence of the independent auditor, including whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management.

      8. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Compliance Oversight Responsibilities

      9. Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

      10. Review reports and disclosures of insider and affiliated party transactions, and review and approve or disapprove all proposed related-party transactions required to be disclosed under the rules of the Commission. Advise the Board with respect to the Company’s policies and procedures regarding conflicts of interest and the Company’s Code of Conduct.

      11. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Investigations

      The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization.

Other Audit Committee Responsibilities

      Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

      Perform any other activities consistent with this Charter, the Company’s by-laws and governing law, as the Committee or the Board deems necessary or appropriate.

      Periodically report to the Board of Directors on significant results of the foregoing activities.

ARTICLE IV

LIMITATION OF AUDIT COMMITTEE’S ROLE

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX B

MATRIA HEALTHCARE, INC.

2004 STOCK INCENTIVE PLAN

      1. Establishment, Purpose, and Definitions.

      (a) Matria Healthcare, Inc. (the “Company”) hereby adopts the Matria Healthcare, Inc. 2004 Stock Incentive Plan (the “Plan”).

      (b) The purpose of the Plan is to allow the Company to attract and retain eligible individuals (as defined in Section 5 below) and to provide incentives to such individuals for their services, increased efforts, and successful achievements on behalf of or in the interests of the Company and its Affiliates and to maximize the rewards due them for those efforts and achievements. The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of common stock, $0.01 par value per share, of the Company (the “Stock”) pursuant to options which may qualify as incentive stock options (referred to as “incentive stock options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and employees, officers, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as “non-qualified stock options”). The Plan also provides for the sale or bonus grant of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates. Finally, the Plan authorizes the grant of stock appreciation rights (“SARs”), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

      (c) The term “Affiliate” as used in the Plan means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting “the Company” for “employer corporation”), including parents or subsidiaries of the Company that become such after adoption of the Plan.

      2. Administration of the Plan.

      (a) The Plan shall be administered by the Board of Directors of the Company (the “Board”). Subject to Section 2(f) below, the Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the “Committee”). To the extent necessary to exempt transactions under the Plan from Section 16(b): (i) the Committee shall consist of at least (a) two (2) members of the Board or (b) such lesser number of members of the Board as permitted by Rule 16b-3; and (ii) each member of the Committee shall be a Non-Employee Director (as defined in Rule 16b-3), or grants and awards under the Plan to persons subject to Section 16 of the Exchange Act (“Insiders”) shall be determined by a subcommittee consisting solely of Non-Employee Directors or by the full Board. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chair of the Committee and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to the “Committee” shall be construed to refer to the Board.

      (b) The Committee shall determine which eligible individuals (as defined in Section 5 below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock, and the number of shares subject to such options.

      (c) The Committee shall also determine which eligible individuals (as defined in Section 5 below) shall be granted or issued SARs or Stock (other than pursuant to the exercise of options) under the Plan, the timing of such grants or issuances, the terms thereof (including any restrictions and the consideration, if any, to be paid therefor), and the number of shares or SARs to be granted.

      (d) The Committee may amend the terms of any outstanding option or SAR granted under this Plan, but any amendment that would adversely affect the holder’s rights under an outstanding option or SAR shall not be made without the holder’s written consent. The Committee may, with the holder’s written consent, cancel any outstanding option or SAR or accept any outstanding option or SAR in exchange for a new option, SAR, or Stock under the Plan on such terms determined by the Committee. The Committee also may amend any stock purchase agreement or stock bonus agreement relating to sales or bonuses of Stock under the Plan, but any amendment that would adversely affect the individual’s rights to the Stock shall not be made without his or her written consent. Notwithstanding the foregoing, without the prior approval of the Company’s shareholders sufficient to approve the Plan in the first instance: the Committee shall not reprice any option by lowering the option exercise price of a previously granted award, or by cancellation of outstanding options with subsequent replacement, or regrant of options with lower exercise prices.

      (e) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options, SARs, or Stock granted or issued under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

      (f) Notwithstanding the foregoing provisions of this Section 2, grants of options or SARs or Stock to any “Covered Employee,” as such term is defined by Section 162(m) of the Code, shall be made only by a subcommittee of the Committee which, in addition to meeting other applicable requirements of this Section 2, is composed solely of two (2) or more outside directors within the meaning of Section 162(m) of the Code and the regulations thereunder (the “Subcommittee”), to the extent necessary to qualify such grants as “performance-based compensation” under Section 162(m) of the Code and the regulations thereunder. In the case of grants to Covered Employees, references to the “Committee” shall be deemed to be references to the Subcommittee, as specified above.

      3. Fair Market Value. Where this Plan uses the term “fair market value” in connection with the Stock, such fair market value shall be determined by the Committee as follows:

(a) If the Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ National Market, its fair market value shall be the closing selling price for such stock on the principal securities exchange or national market system on which the Stock is at the time listed for trading. If there are no sales of Stock on that date, then the closing selling price for the Stock on the next preceding day for which such closing price is quoted shall be determinative of fair market value; or

(b) If the Stock is not traded on an exchange or national market system, its fair market value shall be determined in good faith by the Committee, and such determination shall be conclusive and binding on all persons.

      4. Stock Subject to the Plan.

      (a) Subject to adjustment pursuant to Section 4(c) below, the aggregate number of shares of Stock available for issuance under the Plan and during the life of the Plan shall be 250,000 shares of Stock.

      (b) To the extent any shares of Stock covered by an option are not delivered to an optionee because the option is surrendered, forfeited, canceled or for any other reason ceases to be exercisable in whole or in part or the shares of Stock are not delivered because the Option is used to satisfy the applicable tax withholding obligation, such shares shall continue to be available under the Plan and shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. If the exercise price of any option granted under the Plan is satisfied by tendering shares of Stock to the Company, only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. Any shares of Stock forfeited to the Company pursuant to the terms of agreements evidencing sales or bonus grants under the Plan shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

      (c) If there is any change in the Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of two percent (2%)), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the outstanding options, SARs and stock purchase or stock bonus awards under the Plan, including adjustments to the aggregate number and kind of shares subject to the Plan, or to outstanding stock purchase or stock bonus agreements, or SAR agreements, and the number and kind of shares and the price per share subject to outstanding options.

      5. Eligible Individuals. Individuals who shall be eligible to have granted to them options, SARs, or Stock under the Plan shall be such employees, officers, independent contractors, and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

      6. Terms and Conditions of Options and SARs.

      (a) Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

      (b) The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than ten (10) years and that, in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be no more than five (5) years.

      (c) In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. If the aggregate fair market value of stock with respect to which incentive stock options are exercisable by an optionee for the first time during any calendar year exceeds $100,000, such options shall be treated as non-qualified options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.

      (d) The exercise price of each incentive stock option shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of each non-qualified stock option shall be as determined by the Committee. Notwithstanding the foregoing, (i) in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than one hundred ten percent (110%) of the fair market value of the Stock on the date the option is granted; and (ii) in the case of an option granted to a Covered Employee, the exercise price shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of an option or SAR shall be subject to adjustment to the extent provided in Section 4(c) above, but, in the case of a grant to a Covered Employee, only to the extent such adjustment does not cause the grant to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder.

      (e) The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom the SARs are granted. The SAR agreement shall specify the term for the SARs covered thereby, the cash amount payable or securities issuable upon exercise of the SAR, and contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee.

      (f) Payment of the purchase price and any withholding amounts pursuant to Section 11 upon the exercise of any option or SAR granted under this Plan shall be made in cash or by optionee’s personal check, a certified check, a bank draft, or a postal or express money order payable to the order of the Company in lawful money of the United States; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the option price and any such withholding amounts in whole or in part (i) with shares of Stock owned by the optionee (provided that any shares of stock tendered for payment shall have been owned for a period of six (6) months, or such other period as in the opinion of the Committee shall be sufficient to avoid an accounting compensation charge with respect to the shares used to pay the option price); (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee’s promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate(provided, however, no promissory note may be accepted from an optionee that would be in violation of the Sarbanes Oxley Act of 2002 or any other federal or state law); or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

      (g) In the event that the exercise price is satisfied by shares withheld from the shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option. Such additional option shall be subject to the provisions of Section 6(i) below.

      (h) The stock option agreement or SAR agreement may contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee. If an option, or any part thereof, is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to qualify it.

      (i) The maximum number of shares of Stock with respect to which SARs or options to acquire Stock may be granted, or sales or bonus grants of Stock may be made, to any individual per calendar year under this Plan shall not exceed 100,000 shares (which number may be increased without shareholder approval to reflect adjustments under Section 4(c) above, to the extent such adjustment, in the case of a grant to a Covered Employee, does not cause the grant to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and the regulations thereunder). To the extent required to cause options granted to Covered Employees to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations thereunder, in applying the foregoing limitation with respect to an employee, if any option is canceled, the canceled option shall continue to count against the maximum number of shares for which options may be granted to the employee under this Section 6(i). For this purpose, the repricing of an option shall be treated as a cancellation of the existing option and the grant of a new option to the extent required by Section 162(m) of the Code or the regulations thereunder. The preceding sentence shall also apply in the case of an SAR, if, after the award is made, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the fair market value of the Stock.

      7. Terms and Conditions of Stock Purchases and Bonuses.

      (a) Each sale or bonus grant of Stock pursuant to the Plan will be evidenced by a written stock purchase agreement or stock bonus agreement, as applicable, executed by the Company and the person to whom such stock is sold or granted.

      (b) The stock purchase agreement or stock bonus agreement may contain such other terms, provisions, and conditions consistent with this Plan, as may be determined by the Committee, including, not by way of limitation, the consideration, if any, to be paid for the Stock, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions.

      8. Use of Proceeds. Cash proceeds realized from the exercise of options granted under the Plan or from other sales of Stock under the Plan shall constitute general funds of the Company.

      9. Amendment, Suspension, or Termination of the Plan.

      (a) The Board may at any time amend, suspend, or terminate the Plan as it deems advisable; provided that such amendment, suspension, or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders, and provided further that, except as provided in Section 4(c) above and Section 15 below, the Board shall in no event amend the Plan in the following respects without the approval of shareholders then sufficient to approve the Plan in the first instance:

(i) to increase the maximum number of shares of Stock provided in Section 6(i) above, with respect to which restricted stock, SARs, or options to acquire Stock may be granted to any Covered Employee per calendar year under the Plan;

(ii) to materially increase the number of shares of Stock available under the Plan, or to increase the number of shares of Stock available for grant of incentive stock options under the Plan; or

(iii) to materially modify the eligibility requirements for participation in the Plan or the class of employees eligible to receive options under the Plan, or to change the designation or class of persons eligible to receive incentive stock options under the Plan.

(iv) to permit repricing of options by lowering the option exercise price of a previously granted award, or by cancellation of outstanding options with subsequent replacement, or regrants of options with lower exercise prices.

      (b) No option or SAR may be granted nor may any Stock be issued (other than upon exercise of outstanding options) under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension, or termination of the Plan shall, without the affected individual’s consent, alter or impair any rights or obligations under any option or SAR previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on the tenth anniversary of the date of adoption of the Plan, unless previously terminated by the Board pursuant to this Section 9.

      10. Assignability. No option or SAR granted pursuant to this Plan shall be transferable by the holder except to the extent provided in the option agreement or the SAR agreement covering the option or the SAR. Stock subject to a stock purchase agreement or a stock bonus agreement shall be transferable only as provided in such agreement. Notwithstanding the foregoing, if required by the Code, each incentive stock option under the Plan shall be transferable by the optionee only by will or the laws of descent and distribution, and, during the optionee’s lifetime, be exercisable only by the optionee.

      11. Withholding Taxes. No Stock shall be granted or sold under the Plan to any individual, and no option or SAR may be exercised, until the individual has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under the applicable tax law, or the receipt of cash payments.

      12. Restrictions on Transfer of Shares. The Committee may require that the Stock acquired pursuant to the Plan be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the shareholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem appropriate.

      13. Change in Control.

      (a) For purposes of this Section 13, a “Change in Control” shall be deemed to occur upon:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding Stock;

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less, such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

      (b) For purposes of this Section 13, a “Corporate Transaction” shall be deemed to occur upon any of the following transactions to which the Company is a party:

(i) approval by the Company’s shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) approval by the Company’s shareholders of the sale, transfer, or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with a complete liquidation or dissolution of the Company; or

(iii) approval by the Company’s shareholders of any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

      (c) In its discretion, the Committee may provide in any stock option, SAR, Stock bonus, or Stock purchase agreement (or in an amendment thereto) evidencing an option, SAR, Stock bonus, or Stock purchase agreement hereunder that, in the event of any Corporate Transaction or an event giving rise to a Change in Control, any outstanding options or SARs covered by such an agreement shall be fully vested, non-forfeitable, and become exercisable, and that any restricted Stock covered by such an agreement shall be released from restrictions on transfer and repurchase or forfeiture rights, as of the date of the Change in Control or Corporate Transaction. However, the Committee may provide in any such agreement that, in the case of a Corporate Transaction, the Committee may determine that an outstanding option will not be so accelerated if and to the extent, (i) such option is either to be assumed by the successor or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof; or (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payment in accordance with the same vesting schedule applicable to such option.

      (d) If the Committee determines to incorporate a Change in Control or Corporate Transaction acceleration provision in any option or SAR agreement hereunder, the agreement shall provide that, (i) in the event of a Change in Control or Corporate Transaction described in clauses (a)(i), (a)(ii), and (b)(iii) of Section 13 above, the option or SAR shall remain exercisable for the remaining term of the option or SAR; and (ii) in the event of a Corporate Transaction described in clauses (i) or (ii) of Section 13(b) above, the option or SAR shall terminate as of the effective date of the Corporate Transaction described therein, unless such option or SAR is assumed by a successor corporation in the event of a Corporate Transaction described in clause (i) of Section 13(b). If an option or SAR is assumed in the event of a Corporate Transaction described in clause (i) of Section 13(b) above, the option or SAR shall remain exercisable for the remaining term of the option or SAR. In no event shall any option or SAR under the Plan be exercised after the expiration of the term provided for in the related stock option agreement or SAR agreement pursuant to Section 6(b) or (e).

      (e) The Committee may provide in any option or SAR agreement hereunder that should the Company dispose of its equity holding in any subsidiary effected by, (i) merger or consolidation involving that subsidiary; (ii) the sale of all or distribution of substantially all of the assets of that subsidiary; or (iii) the Company’s sale of or distribution to shareholders of substantially all of the outstanding capital stock of such subsidiary (“Subsidiary Disposition”) while a holder of the option or SAR is engaged in the performance of services for the affected subsidiary corporation, then such option or SAR shall, immediately prior to the effective date of such Subsidiary Disposition, become fully exercisable with respect to all of the shares at the time represented by such option or SAR and may be exercised with respect to any or all of such shares. Any such option or SAR shall remain exercisable until the expiration or sooner termination of the term of the option or SAR.

      14. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Any incentive stock options granted hereunder and any options, SARs, or Stock granted to Covered Employees hereunder shall become effective only upon such shareholder approval. The Committee may grant incentive stock options or may grant options, SARs, or Stock to Covered Employees under the Plan prior to such shareholder approval, but until shareholder approval is obtained, no such option or SAR shall be exercisable and no such Stock grant shall be effective. In the event that such shareholder approval is not obtained within the period provided above, all options, SARs, or Stock grants previously granted above shall terminate. If such shareholder approval is obtained at a duly held shareholders’ meeting, the Plan must be approved by a majority of the votes cast at such shareholders’ meeting at which a quorum, representing a majority of all outstanding voting stock of the Company, is, either in person or by proxy, present and voting on the Plan. If such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of all outstanding voting stock of the Company. However, approval at a meeting or by written consent may be obtained to a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company’s legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under either Section 162(m) or 422 of the Code.

      15. Rule 16b-3 Compliance.

      (a) With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein as a condition to exemption from Section 16(b) of the Exchange Act, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as transactions with Insiders are concerned.

      (b) If, subsequent to the Board’s adoption of the Plan, Rule 16b-3 is amended to delete any of the Rule 16b-3 conditions or requirements addressed by the provisions of the Plan, the Board may amend the Plan without shareholder approval (unless such approval is required by Rule 16b-3, as so amended) to delete or otherwise amend any such provisions no longer required for grants of options, SARs, and Stock under the Plan to Insiders to be exempt from Section 16(b) liability under the Exchange Act.

      16. The Right of the Company to Terminate Employment. No provision in the Plan or any Option shall confer upon any Optionee any right to continue in the employment of the Company or an Affiliate or to interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

MATRIA HEALTHCARE, INC.
1850 Parkway Place
Marietta, Georgia 30067

Solicited on Behalf of the Board of Directors

For Annual Meeting of Stockholders, June 3, 2004

     The undersigned hereby appoints Parker H. Petit and Roberta L. McCaw, and each of them, proxies, with full power of substitution and with discretionary authority, to represent and to vote in accordance with the instructions set forth below, all shares of Common Stock of Matria Healthcare, Inc. held of record by the undersigned on April 28, 2004 at the 2004 Annual Meeting of Stockholders to be held at 1850 Parkway Place, Suite 600A, Marietta, Georgia 30067, at 10:30 a.m. on Thursday, June 3, 2004 and any adjournments thereof.

     1.    ELECTION OF CLASS III DIRECTORS

☐	FOR all nominees listed below (except as written to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Parker H. Petit, Donald W. Weber, Morris S. Weeden

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	Election of Wayne P. Yetter as Class II Director

☐	FOR	☐	WITHHOLD AUTHORITY

3.	Proposal to approve the Matria Healthcare, Inc. 2004 Stock Incentive Plan.

☐ For	☐ Against	☐ Abstain

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued on Reverse Side)

     (Continued from other side)

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2, and 3.

     This Proxy revokes all prior proxies with respect to the Annual Meeting and may be revoked prior to its exercise. No proposal above is conditioned on or related to any other proposal.

     PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE.

Dated:

Signature

Signature if Held Jointly
If stock is held in the name of two or more persons, all must sign. When signing as attorney, as executor, administrator trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.